EXHIBIT 23.1 Consent of Isaac Gordon, Certified Public Accountants


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the reference to us as Experts and to the use in this Registration Statement on Form SB-2 of our report dated May 13, 2004 relating to the financial statements of Toffee Sensation, Inc. as of April 30, 2004


/s/ Isaac Gordon
Isaac Gordon, CPA
May 13, 2004
Los Angeles, California